Exhibit 5.2

City Center
33 South Sixth Street
Suite 3600
Minneapolis, MN 55402
612.607.7000  612.607.7100

March 21, 2024

DiaMedica Therapeutics Inc.

301 Carlson Parkway, Suite 210

Minneapolis, Minnesota 55305

Re:	DiaMedica Therapeutics Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to DiaMedica Therapeutics Inc., a corporation existing under the laws of the Province of British Columbia (the “Company”), in connection with the filing by the Company under the United States Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3, dated the date hereof (the “Registration Statement”), with the United States Securities and Exchange Commission (the “SEC”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the issuance, offer and sale by the Company, from time to time, of up to an aggregate offering price of $100,000,000 of:

(a)	common shares of the Company, no par value per share (the “Common Shares”);

(b)	warrants to purchase Common Shares (the “Warrants”), such Warrants to be issued under a separate warrant agreement (“Warrant Agreement”); and/or

(c)	units of the Company consisting of any combination of Common Shares and Warrants (the “Units”), such Units to be issued under a separate unit agreement (“Unit Agreement”).

The Common Shares, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the SEC pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement are referred to herein collectively as the “Securities,” and each a “Security.”

The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements to the Prospectus contained in the Registration Statement.

March 21, 2024

For purposes of this opinion, we have examined copies of the following documents (the “Documents”):

(a)	the Registration Statement and Prospectus;

(b)	a copy of the opinion furnished by Pushor Mitchell LLP, the Company’s legal counsel in Canada; and

(c)	such other documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and other than for the Company, the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion, we have assumed that (i) the issuance, sale, amount and terms of the Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the applicable laws of British Columbia in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities and that the Company has the corporate power to issue such Securities; (ii) at the time of offer and sale of any Securities, the Registration Statement will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus and any and all Prospectus Supplements will have been prepared and filed with the SEC describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable laws and in the manner stated in the Registration Statement and any required post-effective amendment thereto and the Prospectus and any applicable Prospectus Supplement; (v) any Warrants will be issued under one or more Warrant Agreements, which will state that the State of New York law governs; (vi) any Units will be issued under one or more Unit Agreements, which will state that the State of New York law governs; and (vii) the Securities will be delivered against payment of valid consideration therefor, and in accordance with the terms of the applicable corporate action authorizing such sale and any applicable underwriting agreement, purchase agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement.

March 21, 2024

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Warrant Agreement for any Warrants or any Unit Agreement for any Units, namely, the warrant agent or unit agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Warrant Agreement or Unit Agreement; that such Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Warrant Agreement or Unit Agreement with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Unit Agreement.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1.

When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Warrant Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be legally valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms.

2.

When the applicable Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable Unit Agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Unit Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be legally valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms.

March 21, 2024

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion, our opinion that any document is legal, valid and binding is qualified as to and we give no opinion with respect to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) right to indemnification and contribution, which may be limited by applicable law or equitable principles; (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether the applicable agreements are considered in a proceeding in equity or at law; and (iv) any provisions relating to the choice of forums for resolving disputes.

Our opinion herein is expressed solely with respect to the laws of the State of New York (including the statutory provisions, all applicable provisions of the New York Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof. We give no opinion as to whether the Company or its beneficial owners are in compliance with the Corporate Transparency Act and/or the rules and regulations promulgated thereunder or any similar state law, rule or regulation. We express no opinion as to the laws of Canada or the Province of British Columbia. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Common Shares, Warrants or Units. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion. For the purposes of our opinion, we have assumed that the Company has been duly incorporated and is in good standing and is a company with limited liability organized under the laws of the Province of British Columbia. With respect to all matters of Canadian law, we note that you are being provided with the opinion, dated the date hereof, of Pushor Mitchell LLP, Canadian legal advisor to the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to update or supplement this opinion or to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP